UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 20, 2006
Metrocorp, Inc.
(Exact name of registrant as specified in its charter)

Illinois	002-50219	36-2786335

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1523 8th Street, East Moline, Illinois	61244

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (309) 755-0671
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement
Item 5.02: Election of Directors
Item 7.01: Regulation FD Disclosure
Item 9.01: Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Agreement and Plan of Merger
Form of Voting Agreement
Press Release

Item 1.01: Entry into a Material Definitive Agreement
On March 20, 2006, Metrocorp, Inc. (the “Company”) and National Bancshares, Inc., an Iowa corporation (“NBI”) which serves as the holding company for THE National Bank, Bettendorf, Iowa, announced that they had entered into an Agreement and Plan of Merger dated March 20, 2006 (the “Agreement”). The Agreement provides that NBI will acquire all of the outstanding common stock of the Company for approximately $79 million or $67.00 per share based on 1,186,068 shares issued and outstanding. Consummation of the Agreement is subject to regulatory approval as well as approval by the Company’s shareholders and the satisfaction of other terms and conditions. The Company currently anticipates that the merger will occur in the third quarter of 2006. The Agreement and the press release announcing the Agreement are attached hereto as Exhibit 2.1 and 99.1, respectively, and incorporated by reference herein.
The Agreement contains certain termination rights for the Company and NBI, including that NBI may terminate the Agreement if voting agreements covering at least 25% of the Company’s outstanding shares have not been delivered to NBI by April 4, 2006. In connection with the execution and delivery of the Agreement, eight directors and executive officers of the Company have entered into an agreement that requires him or her to vote all of the shares of the Company’s common stock that he or she is entitled to vote in favor of the transactions contemplated by the Agreement. These directors and executive officers together own 11.20% of the outstanding shares of the Company.
Item 5.02: Election of Directors
(b)	Immediately prior to the Company’s annual meeting of shareholders held on March 20, 2006, Nancy R. Hamilton, Roland D. Petersen and David A. Skinner declined to stand for re-election to the Board of Directors for reasons other than a disagreement with the Company. The Board of Directors selected the following three substitute nominees to stand for election: C. Douglas Johnson, John A. Slover, Jr. and James J. Coryn. Messrs. Johnson, Slover and Coryn were elected to the Board of Directors by a vote of the shareholders along with Board nominees Gary D. Andersen, Ben H. Ryan, Jr. and Julius J. Van Paemel. The Company plans to publish the final results of the election in its quarterly report on Form 10-Q for its second fiscal quarter to be filed with the Securities and Exchange Commission (“Commission”).

C. Douglas Johnson (age 58), is President of Johnson Contracting Company, Inc. On March 20, 2006, Mr. Johnson beneficially owned 4.74% of the Company’s outstanding common stock.

John A. Slover, Jr. (age 61), is an attorney with Califf & Harper P.C. On March 20, 2006, Mr. Slover beneficially owned 0.10% of the Company’s outstanding common stock.

James J. Coryn (age 74), is a director and shareholder in the law firm of Coryn & Walker. He also serves as a director of Utility Equipment Company. On March 20, 2006, Mr. Coryn beneficially owned 1.05% of the Company’s outstanding common stock.

Information concerning Messrs. Andersen, Ryan and Van Paemel can be found in the Company’s Form 10-K for the year ended October 31, 2005, filed with the Commission.
Item 7.01: Regulation FD Disclosure
See Item 1.01 above for a discussion of the Agreement, which is incorporated by reference herein.
Item 9.01: Financial Statements and Exhibits
(c)	Exhibits

	2.1	Agreement and Plan of Merger dated March 20, 2006 by and among National Bancshares, Inc., NBI Acquisition Corp. and Metrocorp, Inc.

	10.1	Form of Voting Agreement between Metrocorp, Inc. and each of Gary D. Andersen, Nancy R. Hamilton, Julius J. Van Paemel, C. Douglas Johnson, John A. Slover, Jr., James J. Coryn, Marcus V. Hobert and John R. McEvoy, Jr.

	99.1	Press Release dated March 20, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROCORP, INC.
Date: March 23, 2006	By:	/s/ Gary D. Andersen
Gary D. Andersen
President

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated March 20, 2006 by and among National Bancshares, Inc., NBI Acquisition Corp. and Metrocorp, Inc.

10.1	Form of Voting Agreement between Metrocorp, Inc. and each of Gary D. Andersen, Nancy R. Hamilton, Julius J. Van Paemel, C. Douglas Johnson, John A. Slover, Jr., James J. Coryn, Marcus V. Hobert and John R. McEvoy, Jr.

99.1	Press release dated March 20, 2006